ZOSANO PHARMA

Zosano Pharma Corporation
34790 Ardentech Court
Fremont, CA 94555
United States
Phone: 510-745-1200

Purchase Order	Revision	Order Date
P12400	0	4/11/2022
Supplier		Print Date
10230		4/11/2022

Duplicate

Purchase Order

Supplier

Harro Hofliger Packaging Systems
350 S. Main St.
Suite 315
Doylestown, PA 18901
United States

Ship To

Zosano Pharma Corporation
34790 Ardentech Court
Fremont, CA 94555
United States
510-745-1200

Contact	Ship Via
	Best Way
Payment Terms	**FOB**
Net 30 days	Destination

Remarks
Del To: Monika Gupta

for HH Invoice 23401

Line	Item Number	Rev	Due Date	Qty Ord	Qty Open	UM	T	Unit Cost	Extended Cost
1	BigMAC fee Additional costs		4/8/2022	96,405.0	96,405.0	EA	N	1.00	96,405.00

		Tax Rate	Taxable	Non Taxable Amount	Tax Date
		0.00%	0.00	96,405.00	

usd	Line Total	96,405.00
	Total Tax	0.00
	Total Amount	96,405.00